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Exhibit 99.02

FLEXTRONICS INTERNATIONAL LTD.

Offer to Exchange up to $600,000,000 Principal Amount of 4.750% Notes due 2025
for a Like Principal Amount of 4.750% Notes due 2025 which have been registered under the Securities Act of 1933 (the "exchange offer")

Pursuant to the Prospectus, dated                        , 2015

To Our Clients:

        Enclosed for your consideration is a prospectus, dated                        , 2015 (the "Prospectus") and the related letter of transmittal (the "Letter of Transmittal"), relating to the offer of Flextronics International Ltd., a Singapore company (the "Company"), to exchange up to $600,000,000 aggregate principal amount of the Company's outstanding, unregistered 4.750% Notes due 2025 (the "Original Notes") for an equivalent amount of registered 4.750% Notes due 2025 (the "Exchange Notes"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The Original Notes and the Exchange Notes are sometimes referred to in this letter together as the "Notes" and all references to the Notes include references to the related guarantees. Capitalized terms used but not defined herein shall have the same meaning given to them in the Prospectus.

        The exchange offer is intended to satisfy certain obligations of the Company under the Registration Rights Agreement, dated as of June 8, 2015, among the Company, the guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, BNP Paribas Securities Corp. and Citigroup Global Markets Inc., as representatives of the several initial purchasers named therein. As set forth in the Prospectus, the terms of the Exchange Notes will be substantially identical to the terms of the Original Notes, except that the Exchange Notes will be registered under the Securities Act of 1933, as amended, and the transfer restrictions, registration rights and payment of additional interest in case of non-registration applicable to the Original Notes will not apply to the Exchange Notes.

        This material is being forwarded to you as the beneficial owner of the Original Notes carried by us for your account but not registered in your name. A tender of such Original Notes may only be made by us as the holder of record and pursuant to your instructions, unless you obtain a properly completed bond power from us or arrange to have the Original Notes registered in your name.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

        Please forward your instructions to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the exchange offer. The exchange offer will expire at 11:59 p.m., New York City time, on                        , 2015, subject to the Company's right to extend the expiration date for the exchange offer (such date and time, the "Expiration Date"). Any Original Notes tendered pursuant to the exchange offer may be withdrawn any time prior to the Expiration Date.

        Your attention is directed to the following:

  1.
  The exchange offer is for any and all Original Notes.

  2.
  The exchange offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer—Conditions to the Exchange Offer."

  3.
  The exchange offer expires at 11:59 p.m., New York City time, on the Expiration Date, unless extended by the Company.

        If you wish to have us tender your Original Notes, please instruct us to do so by completing, executing and returning to us the instruction form on the back of this letter.

        The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Original Notes, unless you obtain a properly completed bond power from us or arrange to have the Original Notes registered in your name.

 INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

        The undersigned acknowledge(s) receipt of this letter and the enclosed materials referred to herein relating to the exchange offer made by the Company with respect to the Original Notes.

        This will instruct you to tender the Original Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

        Please tender the Original Notes held by you for the account of the undersigned as indicated below:

☐
Please tender the Original Notes held by you for the account of the undersigned as indicated below:

Aggregate Principal Amount of Original Notes
4.750% Notes due 2025	$	(must be in minimum denominations of $2,000 in principal amount and in integral multiples of $1,000 in excess thereof)
☐
Please do not tender any Original Notes held by you for the account of the undersigned.

PLEASE SIGN HERE

X:	(Signature)	(Date)
(Type or Print Name)
(Address)
(Area Code and Telephone Number)
(Tax Identification or Social Security Number)

None of the Original Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Original Notes held by us for your account.

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Offer to Exchange up to $600,000,000 Principal Amount of 4.750% Notes due 2025 for a Like Principal Amount of 4.750% Notes due 2025 which have been registered under the Securities Act of 1933 (the "exchange offer") Pursuant to the Prospectus, dated , 2015
INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER
PLEASE SIGN HERE